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                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

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                                      FORM 8-K/A
                                   Amendment No. 1

                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)             September 15, 1997
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                            Advanced Materials Group, Inc.
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                (Exact name of registrant as specified in its charter)



       Nevada                         0-16401                 33-0215295
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(State or Other Jurisdiction        (Commission             (IRS Employer
of Incorporation)                   File Number)            Identification No.)



20211 S. Susana Road, Rancho Dominguez, CA                           90221
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(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code:  (310) 537-5444


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            (Former Name or Former Address, If Changed Since Last Report)


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The Registrant hereby amends Item 1 of its Form 8-K Report for September 12,
1997 as follows:

ITEM 1.  CHANGE IN CONTROL OF REGISTRANT


         On September 15, 1997, an investor group purchased all the remaining common stock and warrants held by Trilon Dominion Partners, LLC, a Delaware limited liability company ("Trilon"). Of the investor group, Dito-Caree, LP acquired at least 900,000 shares of common stock and warrants evidencing the holder's right to acquire at least 430,096 additional shares and now owns, on a fully diluted basis, 14.9% of the Company's common stock and the Lenawee Trust acquired at least 453,807 shares of common stock and warrants evidencing the holder's right to acquire at least 416,867 additional shares and now owns, on a fully diluted basis, 9.7% of the Company's common stock. Other individual members of the investor group own lesser amounts. The investor group, in the aggregate, including Dito-Caree, LP and the Lenawee Trust, now own 23.2% of the Company's common stock on a fully diluted basis. Based on the manner in which fully diluted ownership is calculated, the aggregate ownership of the investor group is less than the total of the fully diluted ownership of Dito-Caree, LP and the Lenawee Trust.

         Timothy R. Busch, a representative of the purchase group, was appointed a director of the Company effective September 15, 1997, to fill the vacancy caused by the departure of Ronald W. Cantwell, a representative of Trilon, who resigned.






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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   October 1, 1997               ADVANCED MATERIALS GROUP, INC.


                                               /s/ J. Douglas Graven
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                                       J. Douglas Graven, Vice President
                                       Principal Financial Officer and
                                       Principal Accounting Officer




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